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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   __________



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)  September 12, 1996
                                                       ---------------------


                           OSICOM TECHNOLOGIES, INC.
                ------------------------------------------------
               (Exact name of Registrant as specified in charter)

        New Jersey                                0-15810                      22-2367234
- ----------------------------             -----------------------          -------------------
(State of other jurisdiction             (Commission file number)            (IRS Employer
     of incorporation)                                                   Identification Number)
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                 2800 28th Street, Suite 100, Santa Monica, CA
                 ---------------------------------------------
                    (Address of principal executive offices)


                                     90405
                                  -----------
                                   (Zip code)


                                 (310) 828-7496
               --------------------------------------------------
              (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


On September 4, 1996, Osicom Technologies, Inc. ("Osicom") agreed to acquire
100% of Digital Products, Inc. ("DPI") through a merger with a newly-formed subsidiary, DPI Acquisition Corp. for common stock and options to acquire common stock of Osicom valued at $5 million less agreed upon merger expenses of DPI and DPI option repurchases. The acquisition, which will be effective as of June 30, 1996, closed on September 12, 1996 and will be accounted for as a pooling. The purchase price was determined by negotiations between the buyer and seller.

In addition, a new $3 million line of credit with a lender will provide funds to repay approximately $1,344,000 owed by DPI to one of its lenders and to provide additional working capital.

DPI, a privately-held company established in 1984, produces and markets to printer original equipment manufacturers a broad line of print server products that provide board level and chip level integrated solutions for local area networks and remote access. DPI's products are compatible with a variety of networks included Novell NewWare, Banyan, Vines, DEC LAT, Apple, UNIX, Microsoft
Windows NT and Microsoft Windows for Workgroups.

DPI employs 90 at its Waltham, Massachusetts facility. The current employee based will be retained, with the management team receiving both retention and performance-based incentive options.

All assets acquired in this transaction will continue to be used in the conduct of the normal business activities of DPI and Osicom. No significant business relationship existed between DPI and Osicom or their officers or directors.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a) The financial statements and pro forma financial information of the business acquired are expected to be filed by amendment to this filing within sixty (60) days of the earliest date reported herein.

        (b) Exhibit 2.1 Plan of Acquisition:

            Merger Agreement by and among Osicom Technologies, Inc., DPI
            Acquisition Corp., Digital Products, Inc. and Certain Shareholders of Digital Products, Inc. Dated as of July 1, 1996

            Amendment to Merger Agreement Dated September 12, 1996
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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            Osicom Technologies, Inc.
                                        -----------------------------------
                                                    (Registrant)



Dated September 20, 1996               By:  /s/ Sharon Chadha
                                          ---------------------------------
                                                Sharon Chadha
                                                Chief Executive Officer